Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Venkat Nelabhotla, in his capacity as Chief Executive Officer of Vyome Holdings, Inc., hereby certifies that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 21, 2026 to which this Certification is attached as Exhibit 32.1 (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of Vyome Holdings, Inc. as of, and for, the periods covered by the Report.

By:	/s/ Venkat Nelabhotla
Venkat Nelabhotla
Chief Executive Officer

Date: May 12, 2026